SABRE CORPORATION
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
FORM OF EXECUTIVE RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS AGREEMENT, including any special terms and conditions in the appendix attached hereto (the “Agreement”), is made as of this ###GRANT_DATE### between Sabre Corporation (the “Company”) and ###PARTICIPANT_NAME### (the “Participant”).

WHEREAS, the Company has adopted the Sabre Corporation 2025 Omnibus Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the employees of the Company or its Subsidiaries and Affiliates, who are responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company or its Subsidiaries and Affiliates; and

WHEREAS, Section 7 of the Plan provides for the Grant to Participants of Other Stock-Based Awards, including restricted stock units (“RSUs”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Grant of RSUs. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant ###TOTAL_AWARDS### RSUs. Each RSU granted hereunder represents the right to receive one share of the Company’s Common Stock on the Settlement Date (as defined herein), upon the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan.

2.Grant Date. The grant date of the RSUs is ###GRANT_DATE### (the “Grant Date”).

3.Vesting of RSUs.

(a) The RSUs shall vest per the vesting schedule below (each, a “Vesting Date”); provided that the Participant remains continuously employed by the Company through the applicable Vesting Date except as provided in Sections 3(b), 3(c), 3(d) and 3(e) hereof:

###VEST_SCHEDULE_TABLE###

(b) In the event the Participant’s Employment terminates prior to a Vesting Date for any reason other than the Participant’s (1) Retirement (as defined in Section 3(c)), (2) Qualifying Termination following a Change in Control or (3) death, as provided in Sections 3(c), 3(d) and 3(e) hereof, any unvested RSUs will be immediately forfeited as of the date of such termination of Employment.

© In the event the Participant’s Employment terminates due to Retirement, the unvested RSUs that would have vested on the first and second Vesting Dates immediately following such termination had the Participant’s Employment continued through such date will vest on the applicable Vesting Date. “Retirement” for purposes of this Agreement shall mean the

Participant’s voluntary or involuntary termination of Employment (and shall not include a termination by the Company (or if different, the employer) of the Participant’s Employment for Cause or if the Company determines, in its sole discretion, that the Participant is not in good standing at the time of such termination) on a date when (i) the Participant has reached the age of 60, (ii) the Participant has completed at least five (5) years of continuous Employment and (iii) the sum of the Participant’s age and number of completed years of continuous Employment by the Participant is not less than 70. “Cause” for purposes of this Agreement shall have the meaning set forth in the Sabre Corporation Executive Severance Plan, as amended from time to time without regard to whether the Participant participates or is eligible to participate in the Sabre Corporation Executive Severance Plan.

(d) In the event the RSUs are assumed, continued or substituted in connection with a Change in Control and the Participant’s Employment terminates by reason of a Qualifying Termination during the one-year period following a Change in Control, all unvested RSUs will immediately vest on the date of such Qualifying Termination.

(e)In the event the Participant’s Employment terminates due to the Participant’s death, all unvested RSUs will immediately vest on the date of such termination.

4. Settlement. Settlement of any RSUs granted hereunder will be made in the form of shares of Common Stock no later than thirty (30) days following the applicable Vesting Date or, in the event of a Qualifying Termination, the date the Qualifying Termination occurs (each such date, a “Settlement Date”). For purposes of clarification, if the Participant’s Employment terminates after the applicable Vesting Date of any RSUs but prior to the Settlement Date of such RSUs (including as a result of a Qualifying Termination following a Change in Control), such RSUs will remain vested and be subject to settlement by the Company. Notwithstanding the foregoing, for purposes of complying with Code Section 409A, if the RSUs are considered deferred compensation under Code Section 409A (“Deferred Compensation”), the Participant is a U.S. taxpayer and the shares of Common Stock are to be settled by reference to the termination of the Participant’s Employment, the RSUs shall not be settled until the Participant experiences a “separation from service” within the meaning of Code Section 409A. In addition, if the foregoing sentence applies and the Participant is a “specified employee,” within the meaning of Code Section 409A, on the date the Participant experiences a separation from service, then the RSUs shall be settled on the first business day of the seventh month following the Participant’s separation from service, or, if earlier, on the date of the Participant’s death, to the extent such delayed payment is required in order to avoid a prohibited distribution under Code Section 409A.

5. Rights as a Shareholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by or relating to the RSUs until the date of issuance to the Participant of a certificate or other evidence of ownership representing such shares of Common Stock in settlement thereof. For purposes of clarification, the Participant shall not have any voting or dividend rights with respect to the shares of Common Stock underlying the RSUs prior to the applicable Settlement Date.

6. Transferability. Subject to any exceptions set forth in the Plan, until such time as the RSUs are settled in accordance with Section 4, the RSUs or the rights represented thereby may not be sold, pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of the Participant to any party (other than the Company), or assigned or transferred by such Participant, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal of the RSUs will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment or consideration from the Company.

7. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

8. Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or dividend equivalent; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (b) withholding from proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (c) withholding in shares of Common Stock to be issued upon settlement of the RSUs, provided, however that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold shares of Common Stock to be issued upon settlement of the RSUs upon the relevant taxable or tax withholding event, as applicable, unless the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) establishes a different method of withholding from alternatives (a) or (b).

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common

Stock), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

11. No Special Employment Rights; No Right to Award. Nothing contained in the Plan or any Award shall confer upon the Participant any right with respect to the continuation of his Employment by or service to the Company or the Employer or interfere in any way with the right of the Company or the Employer at any time to terminate such Employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the RSUs. The rights or opportunity granted to the Participant on the making of an Award shall not give the Participant any rights or additional rights to compensation or damages in consequence of either: (i) the Participant giving or receiving notice of termination of his or her office or Employment; (ii) the loss or termination of his or her office or Employment with the

Company or its Subsidiaries or Affiliates for any reason whatsoever; or (iii) whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.

12. Data Privacy.

(a)The Participant hereby acknowledges that he or she has been notified of the processing of the Participant’s personal data by or on behalf of the Company, the Employer and/or any Subsidiary or Affiliates as described in this Agreement and any other Award grant materials (the “Personal Data”) and, if employed by a European and/or UK affiliate of the Company, has received a Privacy Notice provided by or on behalf of the Employer explaining how his/her Personal Data has been collected and will be used including for the purposes of the grant of Awards. Where applicable for other Participants based outside Europe and/or the UK, the Participant hereby consents to the processing of his/her Personal Data as described in this Agreement and any other Award grant materials. As regards the processing of the Participant’s Personal Data in connection with the Plan and this Agreement, the Participant understands that the Company is the data controller of the Participant’s Personal Data (as defined under applicable European/UK data protection laws).

(b)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about the Participant for the purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Participant understands that this Personal Data may include, without limitation, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries or Affiliates, details of all Awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. The legal basis for the processing of the Participant’s Personal Data is to comply with the Company’s contractual obligations to the Participant and also to comply with its legal obligations as set out in the Privacy Notice. Where applicable for Participants employed outside Europe/the UK, the Participants hereby consent to the use of the Personal Data for these purposes.

(c)Stock Plan Administration Service Providers. The Participant understands that the Company transfers the Participant’s Personal Data, or parts thereof, to Morgan Stanley Smith Barney (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s Personal Data with such different service provider that serves the Company in a similar manner. The Participant understands and acknowledges that the Company’s service provider will open an account for the Participant to receive and trade shares of Common Stock acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan.

(d)International Data Transfers. The Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as the Company’s service providers, are based in the United States. If the Participant is located outside the United States, the Participant understands and acknowledges that the Participant’s country has enacted data privacy laws that are different from the laws of the United States. The Participant acknowledges that the Personal Data may be transferred to recipients in the member states of the European Economic Area, the UK and other countries that may not be deemed to have “adequate” data protection laws, such as the United States, which has less stringent data privacy laws and protections than those in the country of the Participant’s residence. Further, the Participant acknowledges and understands that the transfer of the Personal Data to the Company, or to any third parties, is necessary for the Participant’s participation in the Plan. The Company’s legal basis for the transfer of the Participant’s Personal Data is to comply with the Company’s contractual obligations to the Participant.

(e)Data Retention. The Participant understands that the Company will use the Participant’s Personal Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Participant’s Personal Data would be compliance with the relevant laws or regulations or the pursuit by the Company of respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms. When the Company no longer needs the Participant’s Personal Data for any of the above purposes, the Participant understands the Company will remove it from its systems.

(f)Data Subject Rights. The Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of the Participant’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of the Participant’s Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Participant’s Personal Data that the Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Participant’s employment and is carried out by automated means. The Participant further acknowledges that the exercise of such rights are subject to the limitations and exemptions under applicable data protection laws and that any request to restrict or delete the Personal Data may affect the Participant’s ability to exercise or realize benefits from the Award, and the Participant’s ability to participate in the Plan. In case of concerns, the Participant understands that the Participant may also have the right to lodge a complaint with the competent local data protection authority. To exercise these rights, the Participant may contact the Company’s Data Privacy Officer.

13. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

14. Clawback Policy. Notwithstanding anything in the Plan to the contrary, the Company or any of its Subsidiaries or Affiliates will be entitled (i) to recoup compensation of whatever kind paid to a Participant under the Plan by the Company or any of its Subsidiaries or Affiliates at any time to the extent permitted or required by applicable law, Company policy, including but not limited to the Sabre Corporation Clawback Policy, and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, and (ii) to cancel all or any portion of the RSUs (whether vested or unvested) and/or require repayment of any sums (including, in the case of shares of Common Stock, the value of such shares) or amounts which were received by the Participant in respect of the RSUs in the event the Company believes in good faith that the Participant has breached any existing protective covenants, including but not limited to confidentiality, non-solicitation, non-interference, or non-competition agreements with the Company or any of its Subsidiaries or Affiliates, and by accepting the RSUs pursuant to the Plan and this Agreement, Participant authorizes such clawback and agrees to comply and cooperate with any Company request or demand for such recoupment.

15. Policy Against Insider Trading. By accepting this grant of RSUs, the Participant acknowledges that the Participant is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Participant further acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights linked to the value of shares of Common Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The

Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.

16. Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from his or her participation in the Plan, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws of the Participant’s country may require that he or she report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

19. Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award and this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that such litigation shall be conducted only in the courts of Tarrant County, Texas, or the federal courts for the Northern District of Texas, and no other courts where the grant of this Award is made and/or to be performed.

20. Nature of Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the RSUs and any shares of Common Stock acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(f)the RSUs and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)the future value of the shares of Common Stock underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from: (i) forfeiture of the RSUs resulting from the termination of the Participant’s Employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), or (ii) or the application of any clawback or compensation recovery policy as described in Section 14 above;
(i)for purposes of the RSUs, the Participant’s Employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company, the Employer, or any of the Subsidiaries or Affiliates of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her RSU grant (including whether the Participant may still be considered to be providing services while on a leave of absence);
(j)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(k)unless otherwise agreed with the Company, the RSUs and any shares of Common Stock acquired under the Plan and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate; and
(l)the following provisions apply only if the Participant is providing services outside the United States:

(1)the RSUs and the shares of Common Stock subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and
(2)neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.

21. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of

Common Stock. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

22. Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon vesting/settlement of the RSUs prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

23. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24. Language. The Participant acknowledges that he or she proficient in the English language, or has consulted with an advisor who is sufficiently proficient, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25. Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

26. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired upon vesting/settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27. Participant Acknowledgment. By the Participant’s electronic acceptance of this Agreement, the Participant hereby acknowledges receipt of a copy of the Plan and agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Participant further acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon vesting/settlement of the RSUs or disposition of the underlying shares of Common Stock and that the Participant should consult a tax advisor prior to such vesting or disposition. Finally, the Participant acknowledges that the Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Sabre Corporation

/s/ Shawn Williams

Shawn Williams
EVP and Chief Administrative Officer

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                        ###PARTICIPANT_NAME###

APPENDIX TO
SABRE CORPORATION
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
GLOBAL FORM OF RESTRICTED STOCK UNIT GRANT AGREEMENT

Terms and Conditions

This Appendix includes special terms and conditions that govern the RSUs granted to the Participant if the Participant resides in the countries listed herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment and/or residency after the Grant Date, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (of which this Appendix is a part) and the Plan.

Argentina

Nature of Grant. This provision supplements Section 20 of the Agreement:

In accepting the grant of the RSUs, the Participant acknowledges and agrees that the grant of the RSUs is made by the Company (not the Employer) in its sole discretion and that the value of any RSUs or shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, or (ii) any termination or severance indemnities.

If, notwithstanding the foregoing, any benefits under the Plan are considered for purposes of calculating any termination or severance indemnities, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on an annual basis.

Securities Law Information. Neither the RSUs nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. In addition, neither this nor any other offering material related to the RSUs, nor the underlying shares of Common Stock, may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire RSUs under the Plan do so according to the terms of a private offering made from outside Argentina.

Australia

Securities Law Information. The grant of RSUs is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Participant offers shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant personally should obtain legal advice on applicable disclosure obligations prior to making any such offer.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act, 1997, applies to RSUs granted under the Plan, such that the RSUs are intended to be subject to deferred taxation.

Austria

There are no country-specific provisions.

Bahrain

Securities Law Information. The Agreement, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or the offering of securities in Bahrain, nor do they constitute an allotment of securities in Bahrain. Any shares of Common Stock issued upon settlement of the RSUs will be deposited into a Company-designated brokerage account outside Bahrain. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the RSUs described herein has not and will not be registered in Bahrain and, hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, the Participant may not make any public advertising or announcements regarding the RSUs or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. Any disposition or sale of such shares of Common Stock must take place outside Bahrain.

Barbados

Form of Settlement. Notwithstanding Sections 1 and 4 of the Agreement, due to regulatory requirements in Barbados, the grant of the RSUs does not provide any right for the Participant to receive shares of Common Stock upon settlement of the RSUs and settlement of any RSUs granted hereunder will be made in the form of a cash payment payable through local payroll. The Company reserves the right to provide the Participant with alternative methods of settlement depending on the development of local law.

Belgium

There are no country-specific provisions.

Brazil

Compliance with the Law. By accepting the RSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.

Nature of Grant. This provision supplements Section 20 of the Agreement:

By accepting the RSUs, the Participant agrees that (i) the Participant is making an investment decision, (ii) shares of Common Stock will be issued to the Participant only if the vesting conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the vesting and holding periods without compensation to the Participant.

Bulgaria

There are no country-specific provisions.

Canada

Settlement. The following provision supplements Section 4 of the Agreement:

Notwithstanding any discretion contained in Section 7 of the Plan to the contrary, the RSUs shall be settled in shares of Common Stock only.

Termination of Employment. The following provision replaces Section 20(i) of the Agreement:

(i) in the event of a termination of the Participant’s Employment or service relationship (whether or not later found to be invalid or unlawful or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan will terminate effective as of the earlier of (a) the date the Participant’s Employment or service relationship with the Company or any of its Subsidiaries or Affiliates is terminated (b) the date upon which the Participant ceases to provide services, or (c) the date upon which the Participant receives a notice of termination, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). The Participant will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting. In the event that the date the Participant is no longer actively providing services cannot be reasonably determined under the terms of the Agreement and the Plan, the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSU grant (including whether the Participant may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting;

Securities Law Information. The Participant may not be permitted to sell or otherwise dispose of the shares of Common Stock acquired upon settlement of the RSUs within Canada. The

Participant may only be permitted to sell or dispose of any shares of Common Stock acquired under the Plan if such sale or disposal takes place outside Canada on the facilities on which such shares of Common Stock are traded (i.e., on the Nasdaq).

Chile

Securities Law Information. The offer of RSUs constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of RSUs is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the shares of Common Stock in Chile. Unless the RSUs and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.

Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU o sus acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Colombia

Nature of Grant. This provision supplements Section 20 of the Agreement:

The Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the RSUs and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the shares of Common Stock may not be offered to the public in Colombia.

Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Costa Rica

There are no country-specific provisions.

Cyprus

There are no country-specific provisions.

Dominican Republic

There are no country-specific provisions.

Ecuador

There are no country-specific provisions.

Egypt

There are no country-specific provisions.

France

Award Not French-qualified. The Participant understands and acknowledges that the RSUs granted under the Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Language Consent. By accepting the RSUs, the Participant confirms having read and understood this Appendix, the Agreement and the Plan, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of these documents accordingly.

En acceptant l’attribution, le Participant confirme avoir lu et compris cette Annexe, le Contrat et le Plan, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Germany

There are no country-specific provisions.

Greece

There are no country specific provisions.

Hong Kong

Form of Settlement. Notwithstanding any discretion contained in Section 7 of the Plan or anything to the contrary in the Agreement, the RSUs are only payable in shares of Common Stock.

Sale Restriction. Shares of Common Stock received at vesting are accepted as a personal investment. In the event that the RSUs vest and shares of Common Stock are issued to the Participant (or the Participant’s heirs) within six months of the Grant Date, the Participant (or the

Participant’s heirs) agree that the shares of Common Stock will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date.

Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, he or she should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of shares of Common Stock upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and are available only to employees of the Company and its Subsidiaries and Affiliates. The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and Affiliates and may not be distributed to any other person.

Iceland

There are no country-specific provisions.

India

There are no country-specific provisions.

Ireland

There are no country-specific provisions.

Israel

The following provisions apply to Participants who are or are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to RSUs on the Grant Date. Capitalized terms used but not defined in these provisions or the Plan or the Agreement shall have the meanings ascribed to them in the subplan to the Plan for Israel (the “Israeli Subplan”).

Trust Arrangement. The RSUs are offered to the Participant subject to, and in accordance with, the terms of the Plan, the Israeli Subplan, the Agreement and the Trust Agreement.

The RSUs are intended to be 102 Capital Gains Track Grants and qualify for 102 Capital Gains Track tax treatment. Certain events may affect the status of the RSUs and the shares of Common Stock subject to the RSUs as qualified under Section 102 and the RSUs and the shares of Common Stock subject to the RSUs may be disqualified in the future. The Company does not make any undertaking or representation to maintain the 102 Capital Gains Track status of the RSUs and the shares of Common Stock subject to the RSUs.

The Participant agrees that, upon request of the Company or the Employer, the Participant will execute the 102 Capital Gains Track Grant acceptance prescribed by the Company or the

Trustee, according to the procedures and timeline set forth by the Company and the Trustee (which may include executing the Agreement in writing). If the Participant does not comply with any such request, the qualified status of the RSUs and the shares of Common Stock under Section 102 may not apply.

Nature of Grant. This provision supplements Section 20 of the Agreement:

By accepting the RSUs, the Participant (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Plan, the Israeli Subplan, and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of Plan, the Israeli Subplan, and the Agreement; and (c) agrees that the RSUs, the shares of Common Stock and any rights issued pursuant to the RSUs and the shares of Common Stock (other than cash dividends) will be issued to and registered in the name of or under the supervision of the Trustee and shall be held in trust for the Participant’s benefit for the Required Holding Period and as otherwise required by the ITO, the Rules and any ruling or approval of the ITA pursuant to the terms of the ITO, the Rules and the Trust Agreement.

Furthermore, by accepting the RSUs, the Participant confirms that the Participant is familiar with the terms and provisions of Section 102, particularly the 102 Capital Gains Track described in subsection (b)(2) and (b)(3) thereof, and agrees that the Participant will not require the Trustee to release the RSUs or the shares of Common Stock to the Participant, or to sell the RSUs or the shares of Common Stock to a third party, during the Required Holding Period, unless permitted to do so by the Company and the ITO or the Rules.

The Company may in its sole discretion replace the Trustee from time to time and instruct the transfer of all RSUs and shares of Common Stock held or administered by such Trustee at such time to its successor and the provisions of the Agreement shall apply to the new Trustee.

Taxes. This provision supplements Section 8 of the Agreement:

In the event the RSUs vest and shares of Common Stock are to be issued to the Participant after the expiration of the Required Holding Period, the shares of Common Stock issued upon vesting shall either be (a) issued to and registered in the name of or under the supervision of the Trustee to be held in trust for the Participant’s benefit, or (b) transferred to the Participant directly upon the Participant’s request, provided that the Participant first complies with the Participant’s obligations with respect to Tax-Related Items. In the event that the Participant elects to have the shares of Common Stock transferred to the Participant without selling such shares of Common Stock, the Participant shall become liable to pay Tax-Related Items immediately in accordance with the provisions of the ITO and Section 8 of the Agreement, as supplemented by this provision.

The following provisions apply to Participants who permanently transfer to Israel after the Grant Date who do not hold 102 Capital Gains Track Grants.

Vesting/Sale of Shares. To facilitate compliance with tax withholding obligations in Israel, the Company reserves the right to (a) require the Participant to sell all shares of Common Stock issued under the Agreement either (i) as soon as practicable upon receipt of such shares, or (ii) upon termination of the Participant’s Employment, or (b) to maintain the shares of Common

Stock issued under the Agreement in an account with the Company’s designated broker, until the shares of Common Stock are sold. By accepting the Agreement, the Participant authorizes the Company to instruct the designated broker to assist with the mandatory sale of such shares of Common Stock (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the designated broker to complete the sale of such shares. The Participant agrees to sign any forms and/or consents required by the Company or the designated broker to effectuate the sale of the shares of Common Stock. The Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees or commissions and any Tax-Related Items, will be delivered to the Participant.

The following applies to all Participants in Israel.

Securities Law Information. The grant of the RSUs does not constitute a public offering under the Securities Law, 1968.

Italy

Plan Document Acknowledgement. In accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and this Agreement and has reviewed the Plan and this Agreement, in their entirety and fully understands and accepts all provisions of the Plan and this Agreement. The Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Sections 3, 4, 5, 8, 14, 18, 19, 20, and 24.

Japan

There are no country-specific provisions.

Jordan

There are no country-specific provisions.

Kazakhstan

Securities Law Information. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Korea

There are no country-specific provisions.

Kuwait

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations. Offerings under the Plan are being made only to eligible employees of the Company or one of its Subsidiaries or Affiliates.

Lebanon

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Company or ones of its Subsidiaries or Affiliates.

Malaysia

There are no country-specific provisions.

Mexico

Plan Document Acknowledgement. By accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which the Participant has reviewed. The Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 20 (“Nature of Grant”) in the Agreement, which clearly provides as follows:

(1) The Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3) The Participant’s participation in the Plan is voluntary; and

(4) The Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at vesting and settlement of the RSUs. Labor

Law Policy and Acknowledgment. By accepting the RSUs, the Participant expressly recognizes that the Company, with registered offices at 3150 Sabre Drive, Southlake, Texas 76092, U.S.A., is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is Sabre Sociedad Tecnologica S.A. de C.V. (“Sabre Mexico”), located at Boulevard Manuel Ávila Camacho Número 40, Piso 14, Colonia Lomas De Chapultepec, Alcaldía Miguel Hidalgo, Ciudad De México, C.P. 11000, Mexico. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and Sabre Mexico, and do not form part of the employment conditions and/or benefits provided by Sabre Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s Employment.

The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.

Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, and its Subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Securities Law Information. The RSUs and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Award may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present service providers of the Company’s Subsidiaries or Affiliates in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

Reconocimiento del Documento del Plan. Al aceptar las Unidades de Acciones Restringidas (RSUs, por sus siglas en inglés), el Participante reconoce que ha recibido una copia del Plan y del Acuerdo, con inclusión de este Apéndice, lo cual el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo, incluyendo este Apéndice. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 20 (“Naturaleza de la Subvención”) del Acuerdo, que claramente dispone lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;

(3) Que la participación del Participante en el Plan es voluntaria; y

(4) La Compañía y sus Filiales y Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las RSUs.

Política Laboral y Reconocimiento. Al aceptar las RSUs, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en 3150 Sabre Drive, Southlake, Texas 76092, EE.UU., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es Sabre Sociedad Tecnologica S.A. de C.V. (“Sabre Mexico”), located at Boulevard Manuel Ávila Camacho Número 40, Piso 14, Colonia Lomas De Chapultepec, Alcaldía Miguel Hidalgo, Ciudad De México, C.P. 11000, Mexico. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Sabre Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Sabre Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus filiales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.

La Ley de Valores. Las unidades de acciones restringidas (“RSUs,” por sus siglas en inglés) y las acciones comunes ofrecidas bajo el Plan no se han registrado con el Registro Nacional de Valores que se mantiene por la Comisión Nacional Bancaria y de Valores y no pueden ser ofrecidos públicamente en México. Además, el Plan, el Acuerdo y cualquier documento que se relata al Otorgamiento no puede ser distribuido públicamente en México. Esta materiales se dirigen al Participante solo por causa de la relación existente del Participante con la Compañía y estas materia no deben ser reproducidas en cualquier forma. La oferta que se contiene en estas materiales no constituye una oferta pública de valores, sino más bien constituye una colocación privada de valores que se dirige específicamente a individuos quienes están prestando servicios a las Subsidiarias o Filiales de la Compañía en México y se hace conforme con las provisiones de la Ley del Mercado de Valores, y cualquier derechos bajo tal oferta no serán asignados o transferidos.

Netherlands

There are no country-specific provisions.

New Zealand

Securities Law Information. WARNING: This is an offer of RSUs which, upon vesting and settlement in accordance with the terms of the Plan and the Agreement, will be converted into shares of Common Stock. Shares of Common Stock give the Participant a stake in the ownership of Sabre Corporation. The Participant may receive a return if dividends are paid.

If Sabre Corporation runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preferred shares have been paid. The Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing.

Prior to the vesting and settlement of the RSUs, the Participant will not have any rights of ownership (e.g., voting rights) with respect to the underlying shares of Common Stock.

No interest in any RSUs may be transferred (legally or beneficially), sold, pledged, hypothecated or encumbered.

The shares of Common Stock are quoted on the Nasdaq. This means that if the Participant acquires shares of Common Stock under the Plan, the Participant may be able to sell them on the Nasdaq if there are interested buyers. The Participant may get less than he or she invested. The price will depend on the demand for the shares of Common Stock.

The Participant also is hereby notified that the documents listed below are available for review on the SEC website at www.sec.gov or the library section of the Morgan Stanley Smith Barney website at www.stockplanconnect.com:
1.Sabre Corporation’s most recent Annual Report (Form 10-K);
2.Sabre Corporation’s most recent published financial statements (Form 10-Q or 10-K) and the auditor’s report on those financial statements;
3.the Plan; and
4.the Plan prospectus.

A copy of the above documents will be sent to the Participant free of charge on written request being mailed to: Sabre Equity, Sabre Corporation, 3150 Sabre Drive, Southlake, Texas 76092, United States of America.

Oman

Securities Law Information. The offer is addressed only to eligible employees. The Plan, Agreement and any related documents do not constitute the marketing or offering of securities in Oman and consequently have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.

Pakistan

There are no country-specific provisions.

Peru

Labor Law Acknowledgement. The following provision supplements Section 20 of the Agreement:

By accepting the RSUs, the Participant acknowledges, understands and agrees that the RSUs are being granted ex gratia to the Employee with the purpose of rewarding him or her.

Securities Law Information. The offer of the RSUs is considered a private offering in Peru and is therefore not subject to registration in Peru. For more information concerning this offer, please refer to the Plan, the Agreement and any other grant documents made available by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.

Poland

There are no country-specific provisions.

Portugal

Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Língua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.

Romania

Language Consent. By accepting the grant of RSUs, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language. Participant accepts the terms of these documents accordingly.

Consimtamant cu Privire la Limba. Prin acceptarea acordarii de RSU-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.

Singapore

Restrictions on Sale and Transferability. The Participant hereby agrees that any shares of Common Stock acquired pursuant to the RSUs will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.

Securities Law Information. The grant of the RSUs is being made in reliance on section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made to the Participant with a view to the RSUs or underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

South Africa

Taxes. The following provision supplements Section 8 of the Agreement:

By accepting the RSUs, the Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If the Participant does not inform the Employer of the sale, transfer or other disposition of shares of Common Stock acquired under the Plan and the Employer is subject to penalties or interest as a result of not being able to withhold Tax-Related Items, the Employer may recover any such penalty and interest amounts from the Participant. In addition, if the Participant fails to advise the Employer of the gain realized upon vesting of the RSUs, then he or she may be liable for a fine. The Participant will be responsible for paying the difference between the actual Tax-Related Items liability and the amount withheld.

Securities Law Information. Neither the RSUs nor the underlying shares of Common Stock shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96(1)(g)(ii) of the Companies Act, 71 of 2008 and is not subject to the supervision of any South African governmental authority.

Spain

Nature of Grant. The following section supplements Section 20 of the Agreement:

In accepting the grant of the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant the RSUs under the Plan to individuals who may be employees of the Company or a Subsidiary or Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary or Affiliate over and above the specific terms provided in the Plan and Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and the shares of Common Stock issued upon settlement shall not become a part of any employment contract (either with the Company or any Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the RSUs will be cancelled without entitlement to any shares of Common Stock if the Participant ceases to be a Participant for any reason, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Participant’s status as a Participant has terminated for purposes of the RSUs.

In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the RSUs. No public offering prospectus has been, nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Agreement constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.

Sri Lanka

There are no country-specific provisions.

Sweden

Taxes. The following provision supplements Section 8 of the Agreement: Without limiting the Company’s or the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8 of the Agreement, by accepting the grant of RSUs, the Participant authorizes the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to the Participant upon settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

Switzerland

Securities Law Information. Neither this document nor any other materials relating to the RSUs constitute a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company. Neither this document nor any other offering or marketing material relating to the RSUs have been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

Thailand

There are no country-specific provisions.

Turkey

Securities Law Information. The RSUs are made available only to employees of the Company, its Subsidiaries and its Affiliates, and the offer of participation in the Plan is a private offering. The grant of RSUs and the issuance of shares of Common Stock at vesting take place outside of Turkey. The Participant is not permitted to sell any shares of Common Stock acquired under the Plan in Turkey. The shares are currently traded on the Nasdaq in the United States of America, under the ticker symbol of “SABR” and Shares acquired under the Plan may be sold through this exchange.

United Arab Emirates

Securities Law Information. The Agreement and the Plan and other incidental communication materials concerning the RSUs are intended for distribution only to employees of the Company or its Subsidiaries or Affiliates. The Dubai Technology and Media Free Zone Authority, Emirates Securities and Commodities Authority and/or the Central Bank has no responsibility for reviewing or verifying any documents in connection with the RSUs. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.

Further, the shares of Common Stock underlying the RSUs may be illiquid and/or subject to restrictions on their resale. The Participant should conduct his or her own due diligence on the RSUs and the shares of Common Stock. If the Participant is in any doubt about any of the contents of the grant or other incidental documents, the Participant should obtain independent professional advice.

United Kingdom

Taxes. Without limitation to Section 8 of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by the Participant within 90 days of the end of the UK tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant acknowledges that he or she will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from the Participant by any of the means referred to in Section 8 of the Agreement.

United States

Data Privacy. The following provision supplements Section 12 of the Agreement:

The Company does not sell Participants’ Personal Data or share it for cross‐context behavioral advertising. The Company’s online California Consumer Privacy Act Privacy Policy can be found at https://www.sabre.com/about/privacy/. If the Participant has a visual disability, the Participant should contact his or her local human resources representative for accommodations.

Uruguay

There are no country-specific provisions.